CORINTHIAN COLLEGES, INC.
2004 NEW-HIRE AWARD PLAN
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Corporation”), and    (the “Participant”) evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:[1] ________	Award Date: __________________
Exercise Price per Share:[1] $________	Expiration Date:[1,2] _____________

Vesting1,2 [The Option shall become vested as to 25% of the total number of shares of

Common Stock subject to the Option on the first anniversary of the Award Date. The remaining 75% of the total number of shares of Common Stock subject to the Option shall vest in three substantially equal installments on each of the second, third and fourth anniversaries of the Award Date.]

The Option is granted under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the “Plan”) and subject to the Terms and Conditions of Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms and the Plan.

“PARTICIPANT” _________________________________ Signature _________________________________	CORINTHIAN COLLEGES, INC.,
Print Name	a Delaware corporation
_________________________________	By:_____________________________
Address	—
_________________________________	Its:____________________________
City, State, Zip Code	—

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

TERMS AND CONDITIONS OF STOCK OPTION

1. Vesting; Limits on Exercise.

As set forth on the cover page of this Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock subject to the Option. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2. Continuance of Employment/Service Required; No Employment/Service Commitment.

Except as expressly provided in Section 4 below, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

3. Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by:

•	Delivery of an executed Exercise Agreement in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•	Payment in full for the Exercise Price of the shares to be purchased, by cash, check or electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation, subject to such specific procedures or directions as the Administrator may establish;

•	satisfaction of the tax withholding provisions of Section 6.5 of the Plan; and

•	any written statements or agreements required pursuant to Section 6.4 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by delivery to the Corporation of:

•	notice and third party payment in such manner as may be authorized by the Administrator; and/or

•	shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Participant for at least six (6) months before the date of such exercise.

4. Early Termination of Option; Change in Control Event.

4.1 General. The Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 6.2 of the Plan, or

•	the termination of the Option pursuant to Section 6.3 of the Plan.

4.2 Possible Acceleration upon Certain Terminations. Notwithstanding any other provision of this Option Agreement or of the Plan, if a Change in Control Event (as defined in the Plan) occurs and the Option does not accelerate and become fully vested upon such event as contemplated by Section 6.3.2 of the Plan, the Option shall automatically accelerate and become fully vested upon a termination of the Participant’s employment or services if such termination of employment or services is by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or by the Participant for Good Reason (as defined herein) within two years following the date of the Change in Control Event. For purposes of this Section 4.2, the Administrator shall have discretion to determine the dates upon which a termination of employment and a Change in Control Event, respectively, occurred. For purposes of this Section 4.2, the following definitions shall apply:

•	Cause. “Cause” means (1) any act of theft, embezzlement, fraud, dishonesty, gross negligence, repeated failure to perform assigned duties, a breach of fiduciary duty to the Corporation or a breach of or deliberate disregard of applicable law or Company policy; (2) the unauthorized disclosure of any confidential information of the Corporation; (3) unfair competition with the Corporation; (4) inducement of any customer of the Corporation to break any contract with the Corporation; or (5) inducement of any principal for whom the Corporation acts as agent to terminate such agency relationship.

•	Good Reason. “Good Reason” means (a) the failure by the Corporation or any of its Subsidiaries to pay or provide when due the Participant’s base salary, which failure is not cured within 10 days after the receipt by the Administrator from such Participant of a written notice referring to this provision and describing such failure; (b) the failure to continue such Participant in his or her position; or (c) a material diminution of such Participant’s responsibilities, duties or status, which diminution is not rescinded within 30 days after the date of receipt by the Administrator from such Participant of a written notice referring to this provision and describing such diminution.

5. Non-Transferability.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 1.8 of the Plan.

6. Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Employee, shall be deemed to have been duly given as of the date mailed in accordance with the foregoing provisions of this Section 6.

7. Plan.

The Option and all rights of the Participant under this Option Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof and of this Option Agreement. The Participant acknowledges reading and understanding the Plan and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8. Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law; Limited Rights.

9.1. Delaware Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

9.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 6.7 of the Plan.

10. Effect of this Agreement.

This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11. Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

CORINTHIAN COLLEGES, INC.
2004 NEW-HIRE AWARD PLAN
OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of    (the “Option Agreement”) under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the “Plan”), as follows:

•	the Purchaser hereby irrevocably elects to purchase shares of Common Stock (the “Shares”) of Corinthian Colleges, Inc. (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 6.5 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:

   .

Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement, both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein and the current Plan Prospectus and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

ACCEPTED BY:
“PURCHASER” Signature Print Name Address City, State, Zip Code	CORINTHIAN COLLEGES, INC.
a Delaware corporation
By:
Print Name:
Title:
(To be completed by the
corporation after the price (including
applicable withholding taxes), value
(if applicable) and receipt of funds
is verified.)

[1] Subject to a of the Plan. [2] Subject to e Section 6.2 or 6.3 of the Plan.	djustment under Section 6.3 arly termination under